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Don Edwards, General Counsel
Chugach Electric Association, Inc.
P.O. Box 196300
Anchorage, AK   99519-6300






                  NINTH SUPPLEMENTAL INDENTURE OF TRUST

              (Amending Legal Description of Real Property
(Acquired and/or Released by the Company to Exhibit A of the Indenture)


         THIS NINTH SUPPLEMENTAL INDENTURE OF TRUST, dated as of April 25, 2000, is amendatory and supplemental to that certain Indenture of Trust dated September 15, 1991 (the ?Original Indenture?), by and between CHUGACH ELECTRIC ASSOCIATION, INC., an Alaska electric cooperative (the ?Company?), and SECURITY PACIFIC BANK WASHINGTON, N.A., a national banking association, recorded September 25, 1991, under the following recording numbers:

------------------------------------------------------------ ---------------------------------------------------------
                    Recording District                                   Recording Number, Book and Page

------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
                         Anchorage                                       91-040327 (Book 2195, Page 178)
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
                           Kenai                                           91-7151 (Book 389, Page 637)
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
                          Palmer                                          91-011276 (Book 663, Page 167)
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
                          Seward                                           91-1051 (Book 62, Page 251)
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
                          Valdez                                           91-0738 (Book 114, Page 233)
------------------------------------------------------------ ---------------------------------------------------------

         The Original Indenture was amended by those, First, Second, Third, Fourth, Fifth, Sixth, Seventh and Eighth Supplemental Indentures, dated as of March 17, 1993, May 19, 1994, June 29, 1994, March 1, 1995, September 6, 1995,
April 3, 1996, June 1, 1997 and February 4, 1998, respectively, and recorded as follows:


-------------------- --------------------- ----------------------------------------------- ---------------------------

RECORDING DISTRICT       SUPPLEMENTAL             RECORDING NUMBER, BOOK AND PAGE                RECORDING DATE
                          INDENTURE
-------------------- --------------------- ----------------------------------------------- ---------------------------
-------------------- --------------------- ----------------------------------------------- ---------------------------

     Anchorage              First                 93-014587 (Book 2394, Page 638)                March 30, 1993
                            Second                94-036094 (Book 2656, Page 313)                 May 23, 1994
                            Third                 94-046579 (Book 2678, Page 629)                July 11, 1994
                            Fourth                95-015010 (Book 2772, Page 604)                March 31, 1995
                            Fifth                 96-006182 (Book 2886, Page 853)              February 12, 1996
                            Sixth                 96-028052 (Book 2936, Page 602)                June 10, 1996
                           Seventh                97-044282 (Book 3117, Page 356)              September 2, 1997
                            Eighth                98-021693 (Book 3232, Page 498)                April 20, 1998
-------------------- --------------------- ----------------------------------------------- ---------------------------
-------------------- --------------------- ----------------------------------------------- ---------------------------

       Kenai                First                   94-3630 (Book 441, Page 841)                 April 27, 1994
                            Second                  94-4844 (Book 444, Page 348)                  May 31, 1994
                            Third                   94-6354 (Book 447, Page 238)                 July 11, 1994
                            Fourth                  95-0383 (Book 461, Page 299)                 April 10, 1995
                            Fifth                   96-1826 (Book 480, Page 485)                 March 12, 1996
                            Sixth                   96-4713 (Book 486, Page 796)                 June 18, 1996
                           Seventh                  97-7086 (Book 513, Page 807)               September 4, 1997
                            Eighth                  98-3320 (Book 528, Page 037)                 April 28, 1998
-------------------- --------------------- ----------------------------------------------- ---------------------------
-------------------- --------------------- ----------------------------------------------- ---------------------------

      Palmer                First                   94-6629 (Book 763, Page 279)                 April 26, 1994
                            Second                94-008794 (Book 768, Page 219)                 May 27, 1994
                            Third                 94-011249 (Book 773, Page 460)                July 11, 1994
                            Fourth                95-003739 (Book 0800, Page 693)                April 4, 1995
                            Fifth                 96-003374 (Book 0840, Page 390)                March 12, 1996
                            Sixth                 96-008674 (Book 0852, Page 453)                June 18, 1996
                           Seventh                97-014700 (Book 0911, Page 038)              September 4, 1997
                            Eighth                98-007176 (Book 0946, Page 137)                April 28, 1998
-------------------- --------------------- ----------------------------------------------- ---------------------------
-------------------- --------------------- ----------------------------------------------- ---------------------------

      Seward                First                    94-562 (Book 72, Page 239)                  April 29, 1994
                            Second                  94-0832 (Book 72, Page 786)                   June 2, 1994
                            Third                   94-1091 (Book 73, Page 283)                  July 12, 1994
                            Fourth                  95-0392 (Book 76, Page 575)                  April 4, 1995
                            Fifth                   96-0301 (Book 80, Page 589)                February 29, 1996
                            Sixth                   96-0853 (Book 81, Page 859)                  June 19, 1996
                           Seventh                  97-1278 (Book 87, Page 352)                September 10, 1997
                            Eighth                  98-0632 (Book 90, Page 707)                  April 29, 1998
-------------------- --------------------- ----------------------------------------------- ---------------------------
-------------------- --------------------- ----------------------------------------------- ---------------------------

      Valdez                First                   94-0604 (Book 122, Page 677)                 April 27, 1994
                            Second                  94-0767 (Book 122, Page 967)                  May 31, 1994
                            Third                   94-0971 (Book 123, Page 269)                 July 11, 1994
                            Fourth                  95-0383 (Book 126, Page 214)                 April 10, 1995
                            Fifth                   96-0158 (Book 128, Page 435)               February 28, 1996
                            Sixth                   96-0550 (Book 129, Page 361)                 June 19, 1996
                           Seventh                  97-0972 (Book 133, Page 332)               September 22, 1997
                            Eighth                  98-0408 (Book 135, Page 186)                 April 29, 1998
-------------------- --------------------- ----------------------------------------------- ---------------------------

         The Original Indenture, as amended by the First, Second, Third, Fourth, Fifth, Sixth, Seventh and Eighth Supplemental Indentures, is referred to herein as the ?Indenture.? All capitalized terms used and not otherwise defined in this Ninth Supplemental Indenture shall have the meanings assigned to those terms in the Indenture, except where the context clearly indicates otherwise.

         The Indenture secures payment of the principal of (and premium, if any) and interest on the Outstanding Secured Bonds (as defined in the Indenture) and the performance of the covenants contained in such Outstanding Secured Bonds and the Indenture.

         Pursuant to the Indenture, the Company did grant, bargain, sell, alien, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to Security Pacific Bank Washington, N.A., as Trustee, all property, rights, privileges and franchises of the Company of every kind and description, real, personal or mixed, tangible and intangible, whether then owned or thereafter acquired by the Company, except any Excepted Property (as defined in the Indenture), and granted a security interest therein for the purposes therein expressed.

         The purpose of the First, Second, Fourth, Fifth, Sixth and Eighth Supplemental Indenture was to amend the legal description of certain real property (described in the respective Supplemental Indentures) acquired and/or released by the Company to Exhibit A of the Indenture after the date of the Original Indenture, and to confirm the substitution of Seattle-First National Bank (successor by merger to the original Trustee, Security Pacific Bank Washington, N.A.) as Trustee under the Indenture. The purpose of the Third Supplemental Indenture was to establish a new series of bonds to be designated First Mortgage Bonds, CoBank Series, to be issued to the National Bank for Cooperatives pursuant to the terms of a Credit Agreement between the Company and the National Bank for Cooperatives. The National Bank for Cooperatives was subsequently merged into CoBank, ACB (?CoBank?), which has thereby succeeded to the interests of the National Bank for Cooperatives under such Credit Agreement and all outstanding CoBank Bonds. The purpose of the Seventh Supplemental Indenture was to amend the terms of the Third Supplemental Indenture establishing the First Mortgage Bonds, CoBank Series, to eliminate the maximum aggregate amount of bonds of such series the Company may issue.

         As a result of the acquisition by U.S. Bank Trust National Association (formerly known as First Trust National Association, a national banking association,) of the trust business of Bank of America NW, N.A. (formerly known as Seattle-First National Bank), U.S. Bank Trust National Association has succeeded to the interest of the Trustee under the Indenture.

         On January 22, 1999 and February 1, 1999, the Company acquired additional interests in real property which real property was not specifically described in Exhibit A to the Indenture, but which interest was intended to be subjected to the lien of the Indenture from and after the date of the Company's acquisition thereof.

         On December 23, 1998, the Company released interests in real property which real property was included in Exhibit A to the Indenture, and which interest is now intended to be released from the lien of the Indenture from and after the date of the Company?s release thereof.

         The purpose of this Ninth Supplemental Indenture is to a) confirm that the Company's interest in the acquired real property described in Exhibit A attached hereto, including the Company's interest in all improvements thereon and appurtenances thereto, is in all respects subject to the lien of the Indenture in the same manner and to the same extent as if legally described in Exhibit A to the Indenture, and Exhibit A to the Indenture is hereby amended as to the Company's interest in the real property described in Exhibit A attached to this Ninth Supplemental Indenture; and b) to confirm that the Company no longer has an interest in the real property described in Exhibit B attached hereto and such real property is therefore no longer subject to the lien of the Indenture.

                         CHUGACH ELECTRIC ASSOCIATION, INC.,
                         an Alaska electric cooperative

                         By /s/ Eugene N. Bjornstad

                         Title: General Manager

                         U.S.BANKTRUST NATIONAL ASSOCIATION,
                         a national banking association

                         By    /s/ D Woodard

                         Title: Vice President

STATE OF ALASKA            )
                                            ) ss.
THIRD JUDICIAL DISTRICT    )

         The foregoing instrument was acknowledged before me this 15th day of March, 2000, by Eugene N. Bjornstad, the General Manager of CHUGACH ELECTRIC ASSOCIATION, INC., an Alaska electric cooperative, on behalf of the cooperative.

                              /s/ Dianne Hillemeyer

                        NOTARY PUBLIC in and for Alaska.
                        My commission expires 5-13-2000.

STATE OF WASHINGTON                                  )
                                                     ) ss.
COUNTY OF KING                                       )


         I certify that I know or have satisfactory evidence that Michael A. Jones, is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Vice President of U.S. BANK TRUST NATIONAL ASSOCIATION, to be the free and voluntary act and deed of said national banking association, for the uses and purposes therein mentioned.

         Given under my hand and official seal this 25 day of April, 2000.

                                                        /s/ Shirley D. Young

                                                     Print   name:   Shirley  D.
                                                     Young NOTARY  PUBLIC in and
                                                     for Washington, residing at
                                                     King  County My  commission
                                                     expires 11/15/2000.

                                    EXHIBIT A

                          (Ninth Supplement Indenture)

Property Acquired (two parcels):

         Lot 15, Block 3, PATRICIA SUBDIVISION, according to the official plat thereof, filed under Plat Number 69-54, Records of the Anchorage Recording District, Third Judicial District, State of Alaska.

         SUBJECT to reservations and exceptions in U.S. Patent and/or in Acts authorizing the issuance thereof; real property taxes, if any due; easements and notes on plat; easements of record; and reservation of all oil, gas and mineral rights in instrument recorded April 5, 1965, in Book 299 at Page 34.

         Lot 19, Block 2, PATRICIA SUBDIVISION, according to the official plat thereof, filed under Plat Number 69-54, Records of the Anchorage Recording District, Third Judicial District, State of Alaska.

         SUBJECT to reservations and exceptions in U.S. Patent and/or in Acts authorizing the issuance thereof; real property taxes, if any due; easements and notes on plat; easements of record; and reservation of all oil, gas and mineral rights in instrument recorded April 5, 1965, in Book 299 at Page 34.

                                    EXHIBIT B

                          (Ninth Supplement Indenture)

Released Property (one parcel):

A parcel of land within Tract A, CEA Hillside Substation Subdivision according to Plat 91-8, on file in the office of the District Recorder, Anchorage Recording District, Seward Meridian, Alaska, and as shown on the Attachment A, a drawing of the State of Alaska Department of Transportation and Public Facilities Right of Way Required for Rabbit Creek Road Rehabilitation FM-0504(7) Parcel No. 3 dated April 1998, said parcel more particularly described as follows:

         Beginning at the southeast corner of said Tract A; thence along the east property line N 00 22? 53? W 15.50 feet; thence S 74 57? 54?
         W 100.00 feet; thence S 00 22? 53? E 15.50 feet; then along the south property line of said Tract A, said south property line also being the north boundary line of the Rabbit Creek Road right of way, N 74 57? 54? E 100.00 feet to the southeast corner of said Tract A and the point of beginning. Said parcel containing 1500 square feet, more or less.

["Attachment A" contains a drawing of Parcel No. 3 for the State of Alaska Department of Transportation and Public Facilities Right of Way Required for Rabbit Creek Road